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                                                                Exhibit 8(b)


September 7, 1995

Union Tank Car Company
225 West Washington Street
Chicago, Illinois
60606

Procor Limited
2001 Speers Road
Oakville, Ontario
Canada
L6J5E1

        Re:  Union Tank Car Company
             Pass Through Trust Certificates, Series 1995-A2

Ladies and Gentlemen:

        We have acted as counsel to Union Tank Car Company, a Delaware corporation (the "Company"), and Procor Limited, a Canadian corporation ("Procor"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (Registration No. 33-61693), as amended (the "Registration Statement"). The Registration Statement relates to Pass Through Certificates, Series 1995-A to be issued under:

        (i) the Pass Through Trust Agreement 1995-A1 between the Company and The First National Bank of Chicago, a national banking association, as trustee ("First National"); and


        (ii) the Pass Through Trust Agreement 1995-A2 among the Company, Procor and First National, as trustee.

        We are of the opinion that the principal Canadian federal income tax consequences of the purchase, ownership and disposition of the Pass Through Certificates of Pass-Through Trust 1995-A2 to holders of such certificates are as set forth in the discussion in the Prospectus constituting a part of the Registration
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Union Tank Car Company
Procor Limited
September 7, 1995
Page 2

Statement under the caption "Certain Canadian Tax Consequences," and we hereby confirm that the discussion therein, including the statements of law and legal conclusions, constitutes our opinion.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the first paragraph under the caption "Certain Canadian Tax Consequences" in the Prospectus constituting a part of the Registration Statement.

Very truly yours,

Osler, Hoskin & Harcourt